Exhibit 23.1

The Board of Directors

ASAT Holdings Limited

14th Floor, 138 Texaco Road,

Tsuen Wan, New Territories

Hong Kong

Our Ref: SKBC.LWHF.SUEM/02050259.A006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dear Sirs

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated October 15, 2007 relating to the consolidated financial statements, which appears in ASAT Holdings Limited’s Annual Report on Form 20-F for the year ended April 30, 2007. We also consent to the references to us under the heading “Experts” in such Registration Statement.

Yours faithfully

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Hong Kong

29 February, 2008